UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2011 (July 27, 2011)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

State Auto Financial Corporation (the “Company”), as borrower, and a syndicate of financial institutions, as lenders, are parties to a credit agreement dated as of July 12, 2007, as amended as of March 27, 2009 (collectively, the “Credit Agreement”), which provides the Company with a $100.0 million unsecured revolving credit facility maturing on July 12, 2012. To date, no amounts have been drawn by the Company under this revolving credit facility.

The Credit Agreement requires the Company to comply with certain covenants, including a financial covenant requiring the Company to maintain a minimum consolidated net worth, which minimum amount was $700.2 million at June 30, 2011. At June 30, 2011, the Company did not meet this minimum net worth covenant, and on July 29, 2011, the lenders agreed to waive the Company’s non-compliance with this covenant until September 30, 2011.

2.	Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On August 2, 2011, the Company issued a press release disclosing the results of its operations for the three- and six-month periods ended June 30, 2011 (the “Release”). The full text of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Release included a non-GAAP financial measure, net income (loss) from operations per diluted share. Net income (loss) from operations differs from GAAP net income (loss) only by the exclusion of realized capital gains (losses), net of applicable taxes, on investment activity for the periods being reported. For the three-month periods ended June 30, 2011 and 2010, GAAP net income (loss) was $(5.01) per diluted share and $(0.66) per diluted share, respectively, while net income (loss) from operations was $(5.11) per diluted share and $(0.66) per diluted share for these same respective periods. For the three-month period ended June 30, 2011, realized capital gains, net of applicable taxes, decreased the GAAP net loss per diluted share by $0.10, while for the three-month period ended June 30, 2010, realized capital gains (losses) did not affect the GAAP net income (loss) per diluted share.

Management uses net income (loss) from operations because it believes this calculation better indicates the Company’s operating performance than GAAP net income (loss) because net income (loss) from operations excludes the sometimes volatile realized capital gains/losses, net of applicable federal income taxes, that can produce inconsistent results. Net income (loss) from operations provides a more consistent measure on which to predict future earnings of the Company.

Section 7. Regulation FD

Item 7.01.	Regulation FD Disclosure.

The Company’s management conducted a conference call on August 2, 2011, at approximately 10:00 a.m., EDT, to review the Company’s financial results for the three- and six-month periods ended June 30, 2011, and to respond to questions from interested investors and financial analysts. A transcript of the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Section 8. Other Events

Item 8.01.	Other Events.

Attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference is a press release issued by State Auto Financial Corporation on July 27, 2011, regarding the establishment of a deferred tax valuation allowance.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on August 2, 2011, regarding results of operations for the three- and six-month periods ended June 30, 2011.

99.2	Transcript of conference call held by management of State Auto Financial Corporation on August 2, 2011.

99.2	Press release issued by State Auto Financial Corporation on July 27, 2011, regarding the establishment of a deferred tax valuation allowance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: August 4, 2011	By	/s/ JAMES A. YANO
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on August 2, 2011, regarding results of operations for the three- and six-month periods ended June 30, 2011.

99.2	Transcript of conference call held by management of State Auto Financial Corporation on August 2, 2011.

99.3	Press release issued by State Auto Financial Corporation on July 27, 2011, regarding the establishment of a deferred tax valuation allowance.